Exhibit 99.1

Tesco Corporation Reports Record Earnings for Q1 2007

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

“TEO” on TSX

May 2, 2007

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported record net income for the quarter ended March 31, 2007 of $11.0 million, or $0.30 per diluted share, compared to net income of $9.1 million, or $0.25 per diluted share, for the first quarter of 2006 and net income of $10.5 million, or $0.29 per diluted share, for the fourth quarter of 2006. Revenue was $114.3 million for the quarterly period ended March 31, 2007 compared to revenue of $83.6 million for the comparable period in 2006 and $114.3 million in the fourth quarter of 2006. The first quarter of 2007 was highlighted by record revenues and unit sales in our Top Drive segment.

Summary of Results

(in millions of U.S. $, except per share amounts and percentages)

U.S. GAAP—Unaudited

	Quarter 1		Quarter 4
	2007	2006	2006
Revenues	$114.3	$83.6	$114.3

Operating Income	19.0	14.3	19.3

Net Income	11.0	9.1	10.5

EPS (diluted)	$0.30	$0.25	$0.29

Adjusted EBITDA* (as defined)	$26.6	$20.4	$27.0

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “We are off to a good start in 2007 building on the momentum from a very strong 2006. We met our target of building and delivering 25-30 Top Drives per quarter by selling 32 new units in Q1 2007. In addition, we sold 5 units from the rental fleet. The 37 total Top Drives sold in Q1 represents an all time high for the Company. This translated into record revenues for the Top Drive business segment. While Casing Services revenues declined sequentially from Q4 2006, this was primarily due to the revenues realized from the relatively large CASING DRILLING® project performed offshore Norway last quarter with no similar large scale project in Q1 2007. We saw a slight drop in North American market activity in Q1 caused by concerns over natural gas prices which affected our Top Drive rental as well as our conventional tubular services businesses.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 1		Quarter 4
	2007	2006	2006
Revenues:
Top Drives:
Sales and aftermarket	$45.7	$22.5	$38.9
Rental	27.0	24.1	27.9

	72.7	46.6	66.8
Casing Services:	41.6	37.0	47.5

Total Revenues	$114.3	$83.6	$114.3

Operating Income:
Top Drives	$22.8	$11.6	$22.7
Casing Services	7.6	8.8	7.7
Research and Engineering	(2.6)	(1.4)	(2.2)
Corporate/Unallocated	(8.8)	(4.7)	(8.9)

Total Operating Income	$19.0	$14.3	$19.3

Financial and Operating Highlights

•	Top Drive sales for Q1 2007 were 37 units (32 new and 5 from the rental fleet). This compares to 30 units sold in Q4 2006 (29 new and 1 used) and 20 units sold in Q1 2006 (15 new and 5 used).

•

At March 31, 2007, Top Drive backlog amounted to 47 units versus 68 units at December 31, 2006. In addition to the 47 new units in backlog, we have firm orders for another 4 units to be sold from our rental fleet. We will ultimately replace some or all of the used units sold with newer, more efficient models which we believe should result in higher rental fleet utilization.

•

Operating days for the Top Drive rental fleet decreased to 5,590 days in Q1 2007 compared to 5,984 operating days for Q4 2006 and 5,989 operating days for Q1 2006. Our rental fleet today stands at 109 units.

•

Although revenues in our Casing Services segment declined sequentially in Q1 2007 from Q4 2006, revenues associated with the Company’s proprietary casing running business almost doubled in Q1 2007 compared to Q1 2006 and March 2007 activity represented another record month for the number of proprietary casing running jobs for TESCO.

•

By the end of March 2007, we had drilled our 320th well and over 2.3 million feet with our proprietary CASING DRILLING® technology. While revenues in Q1 2007 for CASING DRILLING® declined sequentially and compared to Q1 2006, the Company has secured some important projects involving its patented retrievable system. These involve offshore projects in Qatar and Indonesia as well as an important onshore project in Brazil. Furthermore, the successful project offshore Norway previously announced in January 2007 is expected to generate additional follow up work. We believe industry interest is increasing and we expect momentum to build. We continue on track to hire additional personnel to aggressively grow this offering.

•

We generated sufficient cash flow in the first quarter of 2007 to increase cash balances as well as reduce debt levels. At March 31, 2007 cash and cash equivalents increased from $14.9 million to $17.1 million while debt decreased from $44.5 million at December 31, 2006 to $30.0 million at March 31, 2007. This represents a net debt to book capitalization of only 5%[1].

•	Total capital expenditures in Q1 2007 amounted to $9.8 million. We have budgeted capital expenditures in 2007 of approximately $50 million.

•	Selling, General and Administrative (SG&A) costs for Q1 2007 amounted to $11.1 million, down from the $12.1 million for Q4 2006. We incurred a

[1]	This ratio is calculated by dividing financial debt, less cash by the sum of financial debt, net of cash plus shareholders’ equity.

substantial amount of professional fees in the first quarter due to the various issues and events related to the delayed filing of our initial Annual Report on Form 10-K, the increased auditing fees associated with our initial year of testing our internal controls pursuant to Section 404 of the Sarbanes Oxley Act, costs associated with the restatements of our quarterly results for quarters 2 and 3 of 2006 and the costs associated with our self-initiated review of our stock option practices and related accounting. As most of these costs should not recur, we expect SG&A costs to be lower in the remaining quarters of 2007.

•

Research and Engineering (R&E) costs for Q1 2007 amounted to $2.6 million which compares to $1.4 million for Q1 2006. This increase in R&E was due to additional product development activity focusing on the commercialization and enhancement of existing proprietary technologies in Casing Services and the development of a new generation of Top Drive units. The Company plans to increase R&E spending 80% in 2007 over 2006 levels primarily to further expand our commercialization and enhancement of existing proprietary technologies in Casing Services.

Material Weaknesses Previously Disclosed

As discussed in our 2006 Annual Report on Form 10-K, we did not maintain effective controls as of December 31, 2006, involving (1) the corporate financial reporting organization’s monitoring and oversight role of the Company’s U.S. Casing Services Business Unit, and (2) the overall financial reporting of our U.S. Casing Services Business Unit, including the complement of personnel, review and approval of manual journal entries, timely reconciliations of databases and bank account reconciliations and the existence, accuracy and completeness of fixed asset records. The remedial actions implemented in the first quarter of 2007 related to these material weaknesses will be described in Quarterly Report (Form 10-Q) filed with the SEC later this month.

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter of 2007 tomorrow (Thursday, May 3, 2007) at 9:00 a.m. CDT. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately ten minutes prior to the scheduled start of the call. The conference ID for this call is 7456387. The conference call will also be webcast live and available for replay at the Company web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site. The conference call and all questions and answers will be recorded and made available until June 3, 2007. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 7456387.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Anthony Tripodo (713) 359-7000

Tesco Corporation

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 1		Quarter 4
	2007	2006	2006
Net Income	$11.0	$9.1	$10.5
Income Taxes	7.2	5.2	8.1
Depreciation and Amortization	6.2	5.2	6.0
Net Interest expense	0.5	0.4	0.9
Stock Compensation Expense- non-cash	1.7	0.7	1.5
Cumulative Change in accounting method	—	(0.2)	—
Adjusted EBITDA	$26.6	$20.4	$27.0

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), and risks associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the Three Months Ended
	2007	2006
REVENUE	$114.3	$83.6

OPERATING EXPENSES
Cost of Sales and Services	81.6	60.5
Selling, General and Administrative	11.1	7.4
Research and Engineering	2.6	1.4

	95.3	69.3

OPERATING INCOME	19.0	14.3
Interest Expense, net	0.5	0.4
Other (Income) Expense, net	0.3	(0.1)

INCOME BEFORE INCOME TAXES	18.3	14.0
Income taxes	7.2	5.2

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	11.0	8.8
Cumulative Effect of Accounting Change, net	—	0.3

NET INCOME	$11.0	$9.1

Earnings per share:
Basic	$0.30	$0.25
Diluted	$0.30	$0.25
Weighted average number of shares:
Basic	36,134,013	35,632,472
Diluted	36,937,184	36,525,024

COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2007	December 31, 2006
ASSETS
Cash and Cash Equivalents	$17.1	$14.9
Accounts Receivables, net	78.5	80.5
Inventories	93.8	85.4
Other Current Assets	20.3	18.1

Current Assets	209.7	198.9
Property, Plant and Equipment, net	135.8	132.4
Goodwill	16.7	16.6
Other Assets	22.3	24.3

	$384.5	$372.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long Term Debt	$10.0	$10.0
Accounts Payable	31.9	27.8
Accrued and Other Current Liabilities	52.1	49.3

Current Liabilities	94.0	87.1
Long Term Debt	20.0	34.5
Deferred Income Taxes	9.9	11.2
Shareholders’ Equity	260.6	239.4

	$384.5	$372.2